SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


        Date of Report (Date of earliest event reported) August 9, 2004
      -------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                      47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1 Press release, dated August 9, 2004, issued by AMCON Distributing Company

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 9, 2004, AMCON issued a press release announcing its earnings for the third quarter and nine months ended June 25, 2004. The press release is furnished herewith as an exhibit and incorporated herein by reference.

The information in this Current Report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.





                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date: August 10, 2004           By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Treasurer & Chief Financial
                                           Officer



                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1             Press release, dated August 9, 2004, issued by AMCON
                 Distributing Company







                               Exhibit 99.1

                               NEWS RELEASE


              AMCON DISTRIBUTING REPORTS THIRD QUARTER RESULTS

Omaha, Nebraska - August 9, 2004   AMCON Distributing Company (AMEX:DIT), an
Omaha, Nebraska based consumer products company, today reported sales of $218.9 million for the third quarter ended June 2004. This compares with sales of $189.9 million for the third quarter of the prior year. Sales for the nine months ended June 2004, were $605.3 million compared to $564.7 million for the prior nine month period ended June 2003. The Company reported a net loss for the current third quarter of $0.3 million ($0.50 per diluted share) compared to net income of $0.7 million ($1.29 per diluted share) for the prior third quarter. A net loss for the nine month period ended June 2004 was $0.9 million ($1.61 per diluted share) compared to a profit of $0.7 million ($1.29 per diluted share) for the prior comparable nine month period ended June 2003.

William F. Wright, Chairman of AMCON Distributing Company, stated that "During the third quarter ended June 2004, the Company announced the acquisition of the Trinity/R/ tradename and substantially all of the operating assets from Trinity Springs, Ltd. The Company also completed a one-for-six reverse stock split which eliminated a significant number of small shareholders, issued $2.5 million of convertible preferred stock in a private placement transaction and opened a new retail store in Oklahoma.

The loss for the quarter was primarily the result of approximately $1.1 million in losses (after-tax) incurred in our beverage segment during the quarter and adverse LIFO adjustments to our inventories across all segments. With our recent acquisition of the business of Trinity Springs, which is showing significant increases in year-to-year sales, we are presently in the process of rationalizing all costs and personnel in the beverage segment. This process will continue through our fourth quarter and should be completed by October 1, the start of our next fiscal year.

Our retail segment, which produced significant improvements in net income during the first six months of the fiscal year, saw sales drop in the third quarter, when compared to the prior year, which, combined with a $0.2 million charge to cost of sales to increase its LIFO inventory reserve, produced a net loss of $0.4 million for the quarter. Sales fell, despite the opening of new store in April 2004, primarily due to our migration away from deli operations in the Florida stores, a government ban on ephedra-based products, and a shift in sales of low-carb products to main stream grocery stores."

Wright added, "Sales in our wholesale distribution segment increased by approximately 16% during the third quarter when compared to the prior year, primarily due to sales to new customers. The wholesale distribution segment produced net income of $1.3 million during the quarter. This amount was down from the net income of $1.7 million during the third quarter of the prior year, which received a boost from a reduction to cost of sales of $1.3 million to decrease its LIFO inventory reserve compared with a charge to cost of sales of $0.1 million to increase the LIFO inventory reserve during the third quarter of the current year."


AMCON is a leading wholesale distributor of consumer products including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Wyoming. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc. (formerly Food For Health Co., Inc.), operate health and natural product retail stores in central Florida (7), Kansas, Missouri, Nebraska and Oklahoma (4). The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc. produces and sells natural spring water under the Hawaiian Springs label. The water is bottled at the source on the Big Island of Hawaii. Trinity Springs, Inc., which was acquired in June 2004, produces and sells geothermal bottled water and a natural mineral supplement under the Trinity label. The water and mineral supplement are both bottled at the base of the Trinity Mountains in Paradise, Idaho, one of the worlds deepest know sources. The Beverage Group, Inc. markets and distributes Hawaiian Springs and other premium beverage products, including HYPE Energy Drink, Lightnin' Energy Drink, Royal Kona Iced Coffee, Bottle Green Presse and Fruit Sodas, Bahia drinks and Xterra, a line of sports beverages and energy bars, in the United States, Canada and Mexico.

This news release contains forward looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward looking statements. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

         Visit AMCON Distributing Company's web site at: www.amcon.com

























                           AMCON Distributing Company and Subsidiaries
                             Condensed Consolidated Balance Sheets
                                 June 2004 and September 2003
----------------------------------------------------------------------------------------
                                                         (Unaudited)
                                                          June 2004       September 2003
                                                         ------------     --------------
                   ASSETS
Current assets:
  Cash                                                  $     711,257      $     668,073
  Available-for-sale securities                                     -            512,694
  Accounts receivable, less allowance for doubtful
    accounts of $0.9 million and $0.8 million,
    respectively                                           28,491,176         28,170,129
  Inventories                                              30,798,156         32,489,051
  Income tax receivable                                     1,075,629                  -
  Deferred income taxes                                     1,568,476          1,568,476
  Other                                                     1,124,721            581,950
                                                        -------------       ------------
          Total current assets                             63,769,415         63,990,373

Fixed assets, net                                          19,842,824         16,951,615
Goodwill                                                    6,091,397          6,091,397
Other intangible assets                                    19,267,938         11,420,542
Other assets                                                1,021,310          1,045,503
                                                        -------------       ------------
                                                        $ 109,992,884       $ 99,499,430
                                                        =============       ============
       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                      $  16,319,600       $ 15,092,091
  Accrued expenses and other current liabilities            4,447,798          3,715,370
  Accrued wages, salaries, bonuses                          1,702,029          1,462,678
  Income tax payable                                                -            540,414
  Current liabilities of discontinued operations              122,976            117,612
  Current portion of long-term debt                        10,762,065         15,348,167
  Current portion of subordinated debt                      7,785,486          7,762,666
                                                        -------------       ------------
          Total current liabilities                        41,139,954         44,038,998
                                                        -------------       ------------

Deferred income taxes                                       1,291,429          1,367,367
Non-current liabilities of discontinued operations                  -            161,025
Other long-term liabilities                                 5,146,551                  -
Long-term debt, less current portion                       43,457,833         35,654,423
Subordinated debt, less current portion                        80,000            976,220
Minority interest                                                   -                  -

Commitments and contingencies

Shareholders' equity:
  Series A cumulative convertible preferred
  stock, $.01 par value, 100,000 shares authorized
  and issued                                                    1,000                  -
  Common stock, $.01 par value, 2,500,000
    shares authorized, 527,062 and 528,159
    shares issued, respectively                                 5,271             31,690
  Additional paid-in capital - preferred stock              2,454,568                  -
  Additional paid-in capital - common stock                 6,406,575          5,997,977
  Accumulated other comprehensive income,
    net of tax of $0.1 million and $0.1 million,
    respectively                                               95,933            220,732
  Retained earnings                                         9,913,770         11,050,998
                                                        -------------       ------------
          Total shareholders' equity                       18,877,117         17,301,397
                                                        -------------       ------------
                                                        $ 109,992,884       $ 99,499,430
                                                        =============       ============






                                    AMCON Distributing Company and Subsidiaries
                                  Condensed Consolidated Statements of Operations
                           for the three and nine month periods ended June 2004 and 2003
                                                  (Unaudited)
---------------------------------------------------------------------------------------------------------
                                                  For the three months            For the nine months
                                                     ended June                      ended June
                                            -----------------------------   -----------------------------
                                                2004            2003            2004            2003
                                            -------------   -------------   -------------   -------------
Sales (including excise taxes of
  $50.3 million and $42.8 million, and
  $141.3 million and $123.4 million,
  respectively)                             $ 218,891,060   $ 189,949,079   $ 605,345,475   $ 564,678,909

Cost of sales                                 203,794,520     173,924,679     561,580,512     520,979,369
                                            -------------   -------------   -------------   -------------
     Gross profit                              15,096,540      16,024,400      43,764,963      43,699,540
                                            -------------   -------------   -------------   -------------
Selling, general and administrative
  expenses                                     14,235,975      13,628,524      41,618,177      38,803,228
Depreciation and amortization                     554,862         574,332       1,683,313       1,706,844
                                            -------------   -------------   -------------   -------------
                                               14,790,837      14,202,856      43,301,490      40,510,072
                                            -------------   -------------   -------------   -------------

     Income from operations                       305,703       1,821,544         463,473       3,189,468
                                            -------------   -------------   -------------   -------------
Other expense (income):
  Interest expense                                842,260         788,898       2,445,401       2,436,769
  Other                                          (108,797)        (85,159)       (555,663)       (367,294)
                                            -------------   -------------   -------------   -------------
                                                  733,463         703,739       1,889,738       2,069,475
                                            -------------   -------------   -------------   -------------

Income (loss) before income taxes                (427,760)      1,117,805      (1,426,265)      1,119,993
Income tax expense (benefit)                     (163,000)        427,000        (574,000)        428,000
Minority interest, net of tax                           -              -                -               -
                                            -------------   -------------   -------------   -------------

Net income (loss) available
  to common shareholders                    $    (264,760)  $     690,805   $    (852,265)  $     691,993
                                            =============   =============   =============   =============

Earnings (loss) per share:
  Basic                                     $       (0.50)  $        1.31   $       (1.61)  $        1.31
                                            =============   =============   =============   =============

  Diluted                                   $       (0.50)  $        1.29   $       (1.61)  $        1.29
                                            =============   =============   =============   =============

  Dividends per share                       $        0.18   $        0.18   $        0.54   $        0.54
                                            =============   =============   =============   =============

Weighted average shares outstanding:
  Basic                                           527,671         528,159         528,010         527,545
  Diluted                                         527,671         534,858         528,010         536,857


FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel 402-331-3727
Fax 402-331-4834

                                    -end-